EXHIBIT 99.1

CONTACT:
KEVIN GREGORY, SENIOR VICE PRESIDENT, CFO
(859) 586-0600 X1424
kgregory@pomeroy.com
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POMEROY IT SOLUTIONS, INC., ANNOUNCES APPOINTMENT OF RICK WINDON, VICE PRESIDENT
OF SALES, OUTSOURCING

Hebron, KY; September 6, 2006 - Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) today announced the appointment of Rick Windon as Vice President of Sales for Outsourcing. "Mr. Windon's experience in outsourcing and service delivery will be a great asset to the Company. We are very excited to have him on board," said Stephen E. Pomeroy, CEO of the Company.

Mr. Windon has over 20 years of experience in operations, complex solution design, and business development across an extensive industry spectrum. Prior to joining Pomeroy, Mr. Windon worked for Keane, a leading business process and IT services firm, for nine years and was the Mid-Atlantic Managing Director. Mr. Windon holds bachelor's and master's degrees in business and technology management.

ABOUT POMEROY IT SOLUTIONS, INC.

As an international technology services and solutions provider, Pomeroy IT Solutions unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. Pomeroy's capabilities as an end-to-end services and technology sourcing provider set the Company apart as a unique, one-stop alternative. This combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities Act of 1993, as amended, and the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. These statements related to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. All forward-looking statements speak only as of the date made and we undertake no obligation to update these forward-looking statements.